PURCHASE AGREEMENT

BETWEEN

AMERICAN CHAMPION ENTERTAINMENT, INC., and

AMERICAN CHAMPION MEDIA, INC.

AND

ECAPITAL GROUP, INC.

AND

ANTHONY K. CHAN

Dated as of June 20, 2001

TABLE OF CONTENTS

Article I REORGANIZATION OF AMERICAN CHAMPION MEDIA, INC.

1.1 Transfer of Assets and Liabilities

1.2 Retained Assets

1.3 Increase Authorized Shares Base and Forward Split Existing Shares

1.4 Name Change

1.5 Purchase of Marketing Rights to ChiBrow

1.6 Redemption of Personal Loan from Anthony K. Chan

1.7 Spin-off of New Company

1.8 Registration of Shares

Article II PURCHASE OF MARKETING RIGHTS TO CHIBROW

2.1 Ownership of ChildrenBrowsser.com

2.2 License Fee and Rights Granted

2.3 Delivery of Materials

2.4 Copyrigths, Patents and Trademarks

Article III REGISTRATION OF SHARES

3.1 Assignment of Shares

3.2 Filing of Registration Statement on Form SB-2

3.3 Distribution of Shares

Article IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Authorization of Agreement

4.2 Conflicts; Consents of Third Parties

4.3 No Undisclosed Liabilities

4.4 Litigation

4.5 No Misrepresentation

4.6 No Broker Fees

Article V REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1 Authorization of Agreement

5.2 Conflicts; Consents of Third Parties

5.3 No Undisclosed Liabilities

5.4 Litigation

5.5 No Misrepresentation

5.6 No Broker Fees

Article VI COVENANTS

6.1 Access to Information

6.2 Consents

6.3 Other Actions

6.4 No Solicitation

6.5 Publicity

6.6 Board of Directors Representation

Article VII INDEMNIFICATION

7.1 Indemnification

7.2 Indemnification Procedures

Article VIII MISCELLANEOUS

8.1 Payment of Taxes

8.2 Survival of Representations and Warranties

8.3 Expenses

8.4 Further Assurances

8.5 Submission to Jurisdiction; Consent to Service of Process

8.6 Entire Agreement; Amendments and Waivers

8.7 Governing Law

8.8 Table of Contents and Headings

8.9 Notices

8.10 Severability

8.11 Binding Effect; Assignment

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of June 20, 2001 (the "Agreement"), by and between

American Champion Entertainment, Inc. ("ACEI"), a Delaware corporation with address at 22320 Foothill Blvd., Suite 260, Hayward, CA 94541, and

American Champion Media, Inc. ("ACM", also to be known as the "Purchaser"), a Delaware corporation with address at

22320 Foothill Blvd., Suite 260, Hayward, CA 94541, and

ECapital Group, Inc. ("ECapital", also to be known as the "Seller"), a Delaware corporation with address at

1600 Adams Drive, Menlo Park, CA 94025.

W I T N E S S E T H:

WHEREAS, ACM is wholly owned subsidiary of America's Best Karate, and America's Best Karate is a wholly owned subsidiary of ACEI. There are currently 100 ACM shares outstanding and the authorized base is 1,000 shares; and

WHEREAS, ECapital is a duly organized Delaware corporation that owns and processes in its entirety the property of ChiBrow ("ChiBrow"), a child-safe internet portal; and

WHEREAS, ACM desires to purchase the exclusive marketing rights to ChiBrow from ECapital at terms as defined in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

REORGANIZATION OF AMERICAN CHAMPION MEDIA, INC.

1.1 Transfer of Asset and Liabilities

ACM has been engaging in the production and marketing of media projects since 1995 with the "Strong Mind, Fit Body" weight-loss motivational program comprising of audio and video tapes and a workbook, the "Montana Exercise Video" starring the legendary football quarterback Joe Montana and his wife Jennifer, and the 29 half-hour episodes television series "Adventures with Kanga Roddy" that teaches social skills and emotional intelligence to children.

Such properties, including unamortized assets on ACM's accounts, ownership of copyrights, trademarks and licenses that belong to ACM, and all existing liabilities including loans, accounts payables and any incurred obligations of ACM, shall be transferred to the accounts of ACEI which the parent company of ACM.

1.2 Retained Assets

ACM processes the domain name of "Hiyah.com" and its content of 36 interactive children's stories narrated by certain celebrities. Such domain name and content shall remain the assets of ACM with full authority to promote, market, engage in commerce, and also create similar programs in the future.

1.3 Increase Authorized Share Base and Forward Split Existing Shares

ACM shall increase its shares base to 100 million shares of authorized common stock and 10 million shares of authorized preferred stock with terms determinable by its board of directors at the time of issuance pursuant to guidelines allowable according the corporate laws of the State of Delaware.

ACM shall forward split its 100 shares of common stock currently outstanding to 2,010,000 shares.

1.4 Name Change

ACM shall change its official name to "PeopleNet International Corporation" and hereinafter shall be referred to as "New Company".

1.5 Purchase of Marketing Rights to ChiBrow

New Company shall purchase the exclusive marketing rights to ChiBrow ("ChiBrow") for 375,000 shares of New Company common stock pursuant to terms as described hereunder in Article II.

1.6 Redemption of Personal Loan from Anthony K. Chan

As of March 31, 2001, ACM has incurred a non-interest bearing loan from its President and Chief Executive Officer, Anthony K. Chan, in the total amount of $54,000. Both ACM and Anthony K. Chan agree that the loan is redeemed in full by an issuance to Anthony K. Chan of New Company common stock in the amount of 27,000 shares.

1.7 Spin-off of New Company

New Company shall file a Form-10 with the U.S. Securities and Exchange Commission ("SEC") to effectuate the spin-off of New Company from ACEI. ACEI shall provide the necessary legal and accounting documentation for such filing and ECapital shall assist ACEI in formatting a new business plan and description for New Company which will become an integral part of such filing.

1.8 Registration of Shares

Immediately upon the effectiveness of New Company's spin-off from ACEI, New Company shall file with the SEC a registration statement on form SB-2 to register the 2,010,000 shares of common stock.

ARTICLE ii
PURCHASE of marketing rights to ChiBrow

2.1 Ownership of ChiBrow

ECapital hereby warrants that it is the legal owner of the property of ChiBrow including but not limited to its assets and liabilities, copyrights, trademarks (pending or granted), patents (pending or granted), domain names, goodwill and all commercially exploitable rights that exists now and in the future. ACM has the right to obtain from ECapital evidence of its ownership of ChiBrow, and ECapital shall deliver such evidence within a reasonable time to ACM upon request. ECapital warrants and guarantees that its has the full authority to enter into and completely perform according to the terms of this Agreement and to grant the rights hereinunder described to New Company. ECapital remains to be the owner of the property of ChiBrow.

2.2 Licensing Fee and Rights Granted

Subject to the payment of the Licensing Fee described hereunder, ECapital hereby grants to New Company, and ACM hereby accepts on behalf of New Company, the exclusive and sole rights for marketing, exhibition, distribution, process and reproduction, and all commercial exploitation of ChiBrow under the following terms and conditions:

Licensing Fee: 375,000 shares (post-forward split) of common stock of New Company with registration rights. A registration statement on form SB-2 is to be filed by New Company immediately after the effectiveness of the spin-off of New Company from ACEI.

Compensation to ACM: ACM shall retain 35% of all revenues generated via the marketing and sales of ChiBrow and shall remit 65% of such revenues to ECapital.

Rights: All commercially exploitable rights under all electronic and non-electronic formats.

Territory: Worldwide.

License Period: Three (3) years commencing on date of delivery of materials. New Company has the first right of refusal to extend the License Period for another three years at terms to be amicably negotiated between the parties.

Language: All.

The rights granted herein are exclusive to New Company within the Territory and for the duration of the License Period specified in this Agreement, and ECapital shall not grant, license, assign, or to otherwise transfer any of the rights granted herein to any other party within the Territory and the License Period.

2.3 Delivery of Materials

ECapital shall make delivery of one complete set of materials of ChiBrow to New Company, including but not limited to all programs and codes, digitized graphics, e-commerce components, electronic files for documentations and promotional materials, and other relevant information and descriptive material such as press releases and printed reviews and writeups, etc. to New Company in order for New Company to facilitate the marking of ChiBrow. Such delivery shall be made within two weeks after this Agreement is executed.

2.4 Copyrights, Patents and Trademarks

ECapital shall continue to pursue copyrights, patents and trademarks protection to the property of ChiBrow, including any pending applications and filing new applications for additional materials is necessary. ECapital have the right to take any legal and remedial means to enforce and protect the copyrights, patents and trademarks of the property whether in criminal or civil jurisdiction and to compromise or settle such claims for such damages or compromised amounts.

ARTICLE III
REGISTRATION OF SHARES

3.1 Assignment of Shares

Upon the forward split of ACM outstanding shares (Clause 1.3 above), New Company shall have total outstanding of 2,010,000 shares. According to the terms of the purchase of exclusive marketing rights of ChiBrow from ECapital (Clause 1.5 and Article II above) and the redemption of personal loan from Anthony K. Chan (Clause 1.6 above), the capital structure of New Company after such assignment and issuance of shares shall be as follows

Common stock Owned by Ownership percentage

1,608,000 shares ACEI shareholders 80.0%

375,000 shares ECapital or its assignees 18.7%

27,000 shares Anthony K. Chan 1.3%

-------------------- ----------

2,010,000 shares 100.0%

3.2 Filing of Registration Statement on Form SB-2

Immediately upon the effectiveness of New Company's spin-off from ACEI, New Company shall file with the SEC a registration statement on form SB-2 to register the 2,010,000 shares of common stock as identified in Clause 4.1 above. New Company shall be responsible in answering comments from the SEC on such registration statement in order to cause the registration statement to become effective in the most expedited manner.

3.3 Distribution of Shares

Upon effectiveness of the SB-2 registration statement, the shares shall be distributed according to the owners as identified in Clause 4.1 above. The 1,608,000 shares that belong to ACEI shareholders shall be distributed by ACEI's transfer agent, Continental Stock Transfer and Trust Company, on a pro-rata basis to each ACEI shareholder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Authorization of Agreement

The Purchaser, American Champion Media, Inc. ("ACM") has full corporate power and authority to execute and deliver this Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby ("Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Conflicts; Consents of Third Parties.

(a) Neither of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any Governmental Body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of the Purchaser and its subsidiaries, taken as a whole.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act.

4.3 No Undisclosed Liabilities

The Purchaser has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would encumber the Purchaser in its execution of this Agreement.

4.4 Litigation

There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

4.5 No Misrepresentation

No representation or warranty of the Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to the Seller pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.6 No Broker Fees

No person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

article v

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

5.1 Authorization of Agreement

The Seller, ECapital Group, Inc. ("ECapital") has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to closing, duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.2 Conflicts; Consents of Third Parties

(a) None of the execution and delivery by any Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of the Seller; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Seller is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Seller except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Seller, in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Seller as the case may be, with any of the provisions hereof or thereof.

5.3 No Undisclosed Liabilities

The Seller has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would encumber the Seller in its execution of this Agreement.

5.4 Litigation

There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Seller, overtly threatened against the Seller (or to the knowledge of the Seller, pending or threatened, against any of the officers, directors or key employees of the Seller with respect to their business activities on behalf of the Seller), or to which the Seller is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Seller is there any reasonable basis for any such action, proceeding, or investigation, that would encumber the Seller in its execution of this Agreement. The Seller is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Seller is not engaged in any legal action to recover monies due it or for damages sustained by it that would encumber the Seller in its execution of this Agreement.

5.5 No Misrepresentation

No representation or warranty of the Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Seller to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.6 No Broker Fees

No person has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers or the Selling Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE VI

COVENANTS

6.1 Access to Information

The parties agree that, each party shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of each other party and such examination of the books, records and financial condition of each other party as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the parties shall cooperate with each other fully therein. No investigation by either party prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the parties contained in this Agreement. In order that each party may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the other parties, each party shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of itself to cooperate fully with such representatives in connection with such review and examination.

6.2 Consents

Each party shall use its best efforts, and shall cooperate with each other, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement.

6.3 Other Actions

Each of the parties shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.4 No Solicitation

The Seller will not, and will not cause or permit any of the Seller's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly over the next twenty four months, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, any transaction involving the selling of the marketing rights to ChiBrow, (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of the selling of the marketing rights to ChiBrow, (iii) furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of the Seller in connection with the selling of marketing rights to ChiBrow, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Sellers will inform the Purchaser in writing immediately following the receipt by the Seller or any Representative of any proposal or inquiry in respect of any of the foregoing.

6.5 Publicity

None of the parties shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

6.6 Board of Directors Representation

Effective upon the completion of the steps involved in ACM's reorganization as stated in Clauses 1.1 through 1.6 above, the Board of Directors of New Company shall comprise of Benedict Van, Anthony K. Chan, and two more persons to be identified and agreed upon between ECapital and New Company.

Article VII
INDEMNIFICATION

7.1 Indemnification

(a) The Seller hereby agrees to indemnify and hold the Purchaser, and its respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

(i) any and all liabilities of the Seller of every kind, nature and description, absolute or contingent, existing as against the Seller prior to and including the date of the execution of this Agreement or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, except to the extent that the same have been fully provided for or disclosed to the Purchaser prior to the execution of this Agreement;

(ii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

(iii) any and all losses (including any loss of use of the Seller's property), liabilities, obligations, claims, damages, costs and expenses arising from:

(iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

(b) The Purchaser hereby agrees to indemnify and hold the Sellers and their respective affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

(i) any and all losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in this Agreement, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement; and

(iii) any and all Expenses incident to the foregoing.

7.2 Indemnification Procedures

(a) In the event that any legal proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any person in respect of which payment may be sought under Clause 8.1 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

Article VIII

MISCELLANEOUS

8.1 Payment of Taxes

All sales, use, transfer, intangible, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by each incurring party.

8.2 Survival of Representations and Warranties

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless within thirty-six (36) months after the execution of this Agreement written notice of such claims is given by the claiming party or such actions are commenced.

8.3 Expenses

The parties shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

8.4 Further Assurances.

The parties agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

8.5 Submission to Jurisdiction; Consent to Service of Process

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Clause 9.9.

8.6 Entire Agreement; Amendments and Waivers

This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.7 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.8 Table of Contents and Headings

The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

8.9 Notices

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Purchaser: American Champion Media, Inc.

22320 Foothill Blvd., Suite 260

Hayward, CA 94541

Attn: Anthony K. Chan

With a copy to Purchaser's counsel:

Sichenzia, Ross & Friedman LLP

135 West 50th Street, 20th Floor

New York, New York 10020

Attn: Gregory Sichenzia, Esq.

If to the Sellers: ECapital Group, Inc.

1600 Adams Drive

Menlo Park, CA 94025

Attn: Benedict Van

8.10 Severability

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

8.11 Binding Effect; Assignment and Amendments

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. Any amendments to this Agreement shall not be valid unless mutual written consent from the parties are obtained.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective duly authorized officers and the individual parties have executed this Agreement as of the day and year first above written.

AMERICAN CHAMPION ENTERTAINMENT, INC.

By: /s/ Anthony K. Chan

Anthony K. Chan, CEO

AMERICAN CHAMPION MEDIA, INC.

By: /s/ Anthony K. Chan

Anthony K. Chan, CEO

ECAPITAL GROUP, INC.

By: /s/ Benedict Van

Benedict Van, Chairman & CEO

ANTHONY K. CHAN

By: /s/ Anthony K. Chan

Anthony K. Chan

Creditor to American Champion Media, Inc.